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                              POST PROPERTIES, INC.

                            2003 INCENTIVE STOCK PLAN

                           NON-INCENTIVE STOCK OPTION

                                       AND

                            STOCK APPRECIATION RIGHT

                                   CERTIFICATE

                                  FOR DIRECTORS

Post Properties, Inc., a Georgia corporation, in accordance with the Post Properties, Inc. 2003 Incentive Stock Plan, hereby grants an Option and Stock Appreciation Right, or "SAR", to _______________ ("Director") with respect to ________ shares of Stock of Post Properties, Inc. at an Option Price per share equal to $[XX.XX]. This Option and SARs grant (this "Grant") shall be subject to all of the terms and conditions set forth in this Certificate and in the Plan. This Grant has been made as of [XXXXXXX ___, 200_], which shall be referred to as the "Grant Date."

                                      POST PROPERTIES, INC.

                                      By: ______________________________________
                                          Sherry W. Cohen
                                          Executive Vice President & Secretary

                              TERMS AND CONDITIONS

            Section 1. Plan. This Grant is subject to all the terms and conditions set forth in the Plan and this Certificate, and all the terms in this Certificate which begin with a capital letter either are defined in this Certificate or in the Plan. If A determination is made that any term or condition set forth in this Certificate is inconsistent with the Plan, the Plan shall control. A copy of the Plan will be made available to Director upon written request to the Secretary of Post.

            Section 2. Section 16(a). If Director, at the time he or she proposes to exercise any rights under this Grant, is an officer or director of Post, or is filing ownership reports with the

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Securities and Exchange Commission under Section 16(a) of the Exchange Act, then
Director should consult Post before Director exercises such rights to determine whether the securities law might subject him or her to additional restrictions upon the exercise of such rights.

            Section 3.  Date Exercisable.

            (a) General Rule. Subject to Section 3(b), Director shall have the right under this Certificate to exercise this Grant with respect to:

                  (1) the first one-third of the shares of Stock underlying this Grant (rounding down to the nearest whole number) only if he or she remains a member of the Board through the first anniversary of the Grant Date,

                  (2) the second one-third of the shares of Stock underlying this Grant (rounding down to the nearest whole number) only if he or she remains a member of the Board through the second anniversary of the Grant Date, and

                  (3) the balance of the whole number of shares of Stock underlying this Grant only if he or she remains a member of the Board through the third anniversary of the Grant Date.

            (b)   Acceleration of Exercise Rights and Time to Exercise.

                  (1) Before a Change in Control. If Director's status as a member of the Board terminates before the Effective Date (as defined in Section 3(c)) of a Change in Control (as defined in Section 3(c)) as a result of

                        (a) his or her failure to be nominated for election as a member of the Board after affirmatively and in good faith seeking such nomination,

                        (b) his or her failure to be elected a member of the Board after affirmatively and in good faith seeking such election, or

                        (c) if he or she had been Chairman of the Board, his or her resignation following his or her failure to be elected as Chairman of the Board after affirmatively and in good faith seeking such election, then the date his or her status as a member of the Board terminates shall be treated as the third anniversary of the Grant Date, this

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                        Grant shall immediately be exercisable in full and
                        Director's right to exercise this Grant in full shall expire on the earlier of (1) the second anniversary of the date his or her status as a member of the Board so terminates or (2) the 10th anniversary of the Grant Date.

                  (2) After a Change in Control. If Director's status as a member of the Board terminates on or after the Effective Date of a Change in Control as a result of

                        (a) his or her failure to be nominated for election as a member of the Board at his or her first opportunity to be so nominated following such Change in Control,

                        (b) his or her failure to be elected a member of the Board at his or her first opportunity to be so elected following such Change in Control, or

                        (c) if he or she had been Chairman of the Board, his or her resignation following his or her failure to be elected as Chairman of the Board at his or her first opportunity to be so elected following such Change in Control, then the date his or her status as a member of the Board terminates shall be treated as the third anniversary of the Grant Date, this Grant shall immediately be exercisable in full and Director's right to exercise this Grant in full shall expire on the 10th anniversary of the Grant Date.

                  (3) Disability or Death. If Director's status as a member of the Board terminates as a result of his or her Disability (as defined in Section 3(c)) or death, then the date his or her status as a member of the Board so terminates shall be treated as the third anniversary of the Grant Date, this Grant shall immediately be exercisable in full and the right of the Director or his or her estate (as applicable) to exercise this Grant in full shall expire on the earlier of (a) the first anniversary of the date his or her status as a member of the Board so terminates or (b) the 10th anniversary of the Grant Date.

                  (4) Vesting Date. If Director reaches his or her Vesting Date and there is no interruption in his or her status as a member of the Board between the Grant Date and his or her Vesting Date, then the date he or she reaches his or her Vesting Date shall be treated as the third anniversary of the Grant Date, this Grant shall immediately be

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                        exercisable in full and Director's right to exercise
                        this Grant in full shall expire on the 10th anniversary of the Grant Date.

                  (5) Other Reason. If Director's status as a member of the Board terminates for any reason other than a reason described in Section 3(b)(1) through Section 3(b)(3), then his or her right under Section 3(a) to exercise this Grant shall expire on the earlier of (a) the first anniversary of the date his or her status as a member of the Board terminates or (b) the 10th anniversary of the Grant Date.

                  (6) No Duplication. If Director exercises his or her right to purchase any share of Stock under the Option part of this Grant, such exercise automatically shall cancel his or her right to exercise the SAR part of this Grant with respect to such share of Stock and, if Director exercises the SAR part of this Grant with respect to any share of Stock, such exercise automatically shall cancel his or her right to exercise the Option part of this Grant with respect to such share of stock.

            (c)   Definitions.

                  (1) Change in Control. The term "Change in Control" for purposes of this Certificate shall mean:

                        (a) a "change in control" of Post of a nature that would be required to be reported in response to
                              Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the Exchange Act as in effect on the Grant Date.

                        (b) a "person" (as that term is used in Section 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing 45% or more of the combined voting power for election of directors of the then outstanding securities of Post;

                        (c) the individuals who at the beginning of any period of two consecutive years or less (starting on or after the Grant Date) constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of such Board then still in office who were

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                              members of such Board at the beginning of such
                              period;

                        (d)   the shareholders of Post approve any
                              reorganization, merger, consolidation or share exchange as a result of which the common stock of Post shall be changed, converted or exchanged into or for securities of another organization (other than a merger with a Post Affiliate or a wholly-owned subsidiary of Post) or any dissolution or liquidation of Post or any sale or the disposition of 50% or more of the assets or business of Post; or

                        (e)   the shareholders of Post approve any
                              reorganization, merger, consolidation or share exchange with another corporation unless (i) the persons who were the beneficial owners of the outstanding shares of the common stock of Post immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (ii) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 3(c)(1)(e)(i) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Post common stock immediately before the consummation of such transaction, provided (iii) the percentage described in Section 3(c)(1)(e)(i) of the beneficially owned shares of the successor or survivor corporation and the number described in
                              Section 3(c)(1)(e)(ii) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of Post by the persons described in Section 3(c)(1)(e)(i) immediately before the consummation of such transaction.

                  (2) Disability. Director's service as a member of the Board shall be treated as terminating by reason of a "Disability" if the Committee determines that his or her service terminated because he or she no longer was able to perform the essential functions of his or her

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                        position as a result of a physical or mental illness
                        with or without a reasonable accommodation by Post with respect to such illness.

                  (3) Effective Date. The term "Effective Date" for purposes of this Certificate shall mean either the date which includes the "closing" of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a "closing" or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a "closing".

                  (4) Exchange Act. The term "Exchange Act" for purposes of this Certificate shall mean the Securities Exchange Act of 1934, as amended.

                  (5) Gross Up Payment. The term "Gross Up Payment" for purposes of this Certificate means a payment to or on behalf of Director which shall be sufficient to pay (a) any excise tax described in Section 10 in full, (b) any federal, state and local income tax and social security and other employment tax on the payment made to pay such excise tax as well as any additional taxes on such payment and (c) any interest or penalties assessed by the Internal Revenue Service on Director which are related to the payment of such excise tax unless such interest or penalties are attributable to Director's willful misconduct or gross negligence.

                  (6) Vesting Date. The term "Vesting Date" for purposes of this Certificate means the date Director reaches age 72.

            Section 4. Life of Grant. This Grant shall expire and shall not be exercisable for any reason on or after the 10th anniversary of the Grant Date.

            Section 5.  Method of Exercise.

            (a) Option. Director may exercise the Option part of this Grant in whole or in part (to the extent this Grant is otherwise exercisable under Section 3) on any normal business day of Post by (1) delivering to Post a written notice of the exercise of such Option, and (2) simultaneously paying to Post the Option Price. The payment of such Option Price shall be made either in cash, by check acceptable to Post, by delivery to Post of certificates (properly endorsed) for shares of Stock registered in Director's name, which have been held for at least six (6) months and which are acceptable to the

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                  Committee, or in any combination of such cash, check, and
                  Stock which results in payment in full of the Option Price. Stock which is so tendered as payment (in whole or in part) of the Option Price shall be valued at its Fair Market Value on the date the Option part of this Grant is exercised.

            (b) SAR. Director may exercise the SAR part of this Grant in whole or in part (to the extent this Grant is otherwise exercisable under Section 3) on any normal business day of Post by delivering to Post a written notice of the exercise of such SAR.

            Section 6.  Delivery of Stock.

            (a) Option. Post shall (subject to Section 16.3 of the Plan) deliver to Director a properly issued certificate for any Stock purchased pursuant to the exercise of all or any portion of the Option part of this Grant as soon as practicable after such exercise, and such delivery shall discharge Post of all of its duties and responsibilities and obligations with respect to the shares of Stock subject to such exercise.

            (b) SAR. Post, pursuant to any exercise of all or any portion of the SAR part of this Grant, shall compute the excess, if any, of the aggregate Fair Market Value of the shares of Stock subject to such exercise on the date of exercise over the aggregate Option Price for such shares (the "Spread") and shall (subject to Section 16.3 of the Plan) as soon as practicable after such exercise deliver to Director whole shares of Stock equal to the Spread, and such delivery shall discharge Post of all of its duties and responsibilities and obligations with respect to the shares of Stock subject to such exercise. The number of whole shares of Stock delivered shall be determined using the Fair Market Value of a share of Stock on the date the SAR is exercised.

            Section 7. Nontransferable. No rights under this Grant shall be transferable by Director other than by will or by the laws of descent and distribution, and such rights shall be exercisable during Director's lifetime only by Director. The person or persons, if any, to whom this Grant is transferred by will or by the laws of descent and distribution shall be treated after Director's death the same as Director under this Certificate.

            Section 8. No Right to Continue Service. Neither the Plan, this Grant, nor any related material shall give Director the right to be nominated or elected as a member of the Board or as the Chairman of the Board.

            Section 9. Stockholder Status. Director shall have no rights as a stockholder with respect to any shares of Stock subject to this Grant until such shares have been duly issued and

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delivered to Director, and no adjustment shall be made for dividends of any rights or any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock, except as expressly set forth in the Plan.

            Section 10. Tax Protection. If Post or Post's independent accountants (which shall consider such issue upon the reasonable request of Director) determine that any acceleration of the right to exercise this Option and any other benefits called for under this Certificate together with any other payments and benefits made available to Director by Post or a Post Affiliate will result in Director being subject to an excise tax under Section 4999 of the Code or if such an excise tax is assessed against Director as a result of any such payments and other benefits, Post shall make a Gross Up Payment to or on behalf of Director as and when any such determination or assessment is made, provided Director takes such action (other than waiving Director's right to any payments or benefits in excess of the payments or benefits which Director has expressly agreed to waive under this Section 10) as Post reasonably requests under the circumstances to mitigate or challenge such tax; provided, however, if Post or Post's independent accountants make such a determination and, further, determine that Director will not be subject to any such excise tax if Director waives Director's right to receive a part of such payments or benefits and such part does not exceed $25,000, Director shall irrevocably waive Director's right to receive such part if an independent accountant or lawyer retained by Director and paid by Post agrees with the determination made by Post or Post's independent accountants with respect to the effect of such reduction in payments or benefits. Any determinations under this Section 10 shall be made in accordance with Section 280G of the Code and any applicable related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and any related case law and, if Post reasonably requests that Director take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment (other than waiving Director's right to any payments or benefits in excess of the payments or benefits which Director has expressly agreed to waive under this Section 10) and Director complies with such request, Post shall provide Director with such information and such expert advice and assistance from Post's independent accountants, lawyers and other advisors as Director may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments.

            Section 11. Other Laws. Post shall have the right to refuse to issue or transfer any Stock under this Grant if Post, acting in its absolute discretion, determines that the issuance or transfer of such Stock might violate any applicable law or regulation, and any payment tendered in such event to exercise the Option part of this Grant shall be promptly refunded to Director, and Post at that point shall have the right to cancel the Option part of this Grant or to take such other action with respect to this Grant as Post deems appropriate under the circumstances.

            Section 12. Governing Law. The Plan and this Grant shall be governed by the laws of the State of Georgia.

            Section 13. Binding Effect. This Grant shall be binding upon Post and Director and their respective heirs, executors, administrators and successors.

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            Section 14. References. Any references to sections (Section) in this
Certificate shall be to sections (Section) of this Certificate unless otherwise expressly stated as part of such reference.

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                           OPTION OR SAR EXERCISE FORM

                             (To be used by Director
                    to exercise the rights to purchase Stock
        evidenced by the foregoing Option or to exercise the related SAR)

TO: Post Properties, Inc.

Please check either (a), (b) or (c).

[ ]    (a) The Undersigned hereby exercises his/her right to purchase
_____________ shares of Stock covered by the Option grant evidenced by attached Certificate in accordance with the terms and conditions thereof, and herewith makes payment of the Option Price of such shares in full; or

[ ]    (b) The Undersigned hereby exercises the SAR evidenced by the attached
Certificate with respect to _____________ shares of Stock covered by the SAR grant in accordance with the terms and conditions thereof; or

[ ]    (c) The Undersigned hereby exercises (1) his/her right to purchase
_____________ shares of such Stock covered by such Option and herewith makes payment of the Option Price of such shares in full and (2) the SAR with respect to _____________ shares of such Stock.


If the Undersigned wants shares electronically transferred to a brokerage account, please attach appropriate transfer instructions to this form.

                                          _____________________________________
                                          Signature

                                          _____________________________________

                                          _____________________________________
                                          Address

Dated ____________________

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